                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

              MORGAN STANLEY NEW YORK QUALITY MUNICIPAL SECURITIES

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley New York Quality Municipal Securities, a Massachusetts business trust ("Trust"), was held on April 16, 2010 and was adjourned, with respect to certain proposals, until May 11, 2010. The Meeting on May 11, 2010 was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                       Withheld/     Broker
Matter                                                  Votes For    Abstentions   Non-votes
------                                               -------------   -----------   ---------
(1) David C. Arch.................................   2,378,346.119   750,885.234       0
    Bob R. Baker..................................   2,377,831.351   751,400.002       0
    Frank S. Bayley...............................   2,377,831.351   751,400.002       0
    James T. Bunch................................   2,377,831.351   751,400.002       0
    Bruce L. Crockett.............................   2,376,831.534   752,399.819       0
    Rod Dammeyer..................................   2,377,831.351   751,400.002       0
    Albert R. Dowden..............................   2,377,831.351   751,400.002       0
    Jack M. Fields................................   2,376,272.415   752,958.938       0
    Martin L. Flanagan............................   2,365,266.706   763,964.647       0
    Carl Frischling...............................   2,375,748.377   753,482.976       0
    Prema Mathai-Davis............................   2,376,469.088   752,762.265       0
    Lewis F. Pennock .............................   2,377,831.351   751,400.002       0
    Larry Soll....................................   2,377,823.081   751,408.272       0
    Hugo F. Sonnenschein..........................   2,377,262.961   751,968.392       0
    Raymond Stickel, Jr...........................   2,376,831.534   752,399.819       0
    Philip A. Taylor .............................   2,365,266.706   763,964.647       0
    Wayne W. Whalen...............................   2,377,831.351   751,400.002       0

                                                                                      Withheld/       Broker
Matter                                                 Votes For     Votes Against   Abstentions    Non-Votes
------                                               -------------   -------------   -----------   -----------
(2) Approve a new advisory agreement between the
       Trust and Invesco Advisors, Inc............   2,051,472.951    614,977.570    122,711.832   340,069.000

                                                                         Votes        Withheld/       Broker
MATTER                                                 Votes For        Against      Abstentions    Non-Votes
------                                               -------------   -------------   -----------   -----------
(3) Approve a new sub-advisory agreement between
    Invesco Advisors, Inc. and each of Invesco
    TriMark Ltd.; Invesco Asset Management
    Deutschland, GmbH; Invesco Asset Management
    Limited; Invesco Asset Management (Japan)
    Limited; Invesco Australia Limited; Invesco
    Hong Kong Limited; Invesco Institutional
    (N.A.), Inc.; and Invesco Senior Secured
    Management, Inc...............................   2,137,860.101    522,284.815    129,017.437   340,069.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.